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                                                                  EXHIBIT 99.4

                          FREEDOM INVESTMENT TRUST III
                        (A Massachusetts Business Trust)
                          JOHN HANCOCK DISCOVERY FUND
                         SHARES OF BENEFICIAL INTEREST
                                    CLASS A


fully paid and non-assessable shares (without par value) of John Hancock Discovery Fund (the "Fund"), a Series of Shares established and designated under the Master Trust Agreement of FREEDOM INVESTMENT TRUST III, a Massachusetts business trust (the "Trust") dated June 16, 1989 as amended from time to time (the "Trust Agreement"). The Terms of the Trust Agreement, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, are hereby incorporated by reference as fully as if set forth herein in their entirety. As provided in the Trust Agreement, the beneficial interest in the Trust has been divided into Shares of such Series as may be established and designated from time to time, and the Shares evidenced hereby represent the beneficial interest in an undivided proportionate part of the assets belonging to the above designated Series subject to the liabilities belonging to such Series. Such Series and other Series have the relative rights and preferences set forth in the Trust Agreement, and the Trust will furnish to the holder of this certificate upon written request and without charge a statement of such relative rights and preferences. THE SHARES EVIDENCED HEREBY ARE SUBJECT TO REDEMPTION BY THE TRUST pursuant to the procedures that may be determined by the Trustees in accordance with the Trust Agreement. This certificate is issued by the Trustees of FREEDOM INVESTMENT TRUST III not individually but as Trustees under the Trust Agreement, and represents Shares of the above designated Series and does not bind any of the Trustees, Shareholders, Officers, Employees or Agents of the Trust personally, but only the assets and property of the Trust. Subject to the provisions of the Trust Agreement, the Shares represented by this certificate are transferable upon the books of the Trust by the registered holder hereof in person or by his duly authorized attorney upon surrender of this certificate.



Change date 9/10/93...fpb

                          FREEDOM INVESTMENT TRUST III
                        (A Massachusetts Business Trust)
                          JOHN HANCOCK DISCOVERY FUND
                         SHARES OF BENEFICIAL INTEREST
                                    CLASS B


fully paid and non-assessable shares (without par value) of John Hancock Discovery Fund (the "Fund"), a Series of Shares established and designated under the Master Trust Agreement of FREEDOM INVESTMENT TRUST III, a Massachusetts business trust (the "Trust") dated June 16, 1989 as amended from time to time (the "Trust Agreement"). The Terms of the Trust Agreement, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, are hereby incorporated by reference as fully as if set forth herein in their entirety. As provided in the Trust Agreement, the beneficial interest in the Trust has been divided into Shares of such Series as may be established and designated from time to time, and the Shares evidenced hereby represent the beneficial interest in an undivided proportionate part of the assets belonging to the above designated Series subject to the liabilities belonging to such Series. Such Series and other Series have the relative rights and preferences set forth in the Trust Agreement, and the Trust will furnish to the holder of this certificate upon written request and without charge a statement of such relative rights and preferences. THE SHARES EVIDENCED HEREBY ARE SUBJECT TO REDEMPTION BY THE TRUST pursuant to the procedures that may be determined by the Trustees in accordance with the Trust Agreement. This certificate is issued by the Trustees of FREEDOM INVESTMENT TRUST III not individually but as Trustees under the Trust Agreement, and represents Shares of the above designated Series and does not bind any of the Trustees, Shareholders, Officers, Employees or Agents of the Trust personally, but only the assets and property of the Trust. Subject to the provisions of the Trust Agreement, the Shares represented by this certificate are transferable upon the books of the Trust by the registered holder hereof in person or by his duly authorized attorney upon surrender of this certificate.



Change date 9/10/93...fpb